EXHIBIT 23
                                   ----------

                          Independent Auditors' Consent

Board of Directors
SCBT Financial Corporation

    We consent to the incorporation by reference of our Report, dated February 10, 2005, included in SCBT Financial Corporation's annual report on Form 10-K for the year ended December 31, 2004, into the Registration Statement on Form S-8 (File No. 333-26029) and the Registration Statement on Form S-8 (File No. 333-103708) filed by SCBT Financial Corporation with respect to the SCBT Financial Corporation Employee Savings Plan, the Registration Statement on Form S-8 (File No. 333-26031) filed by SCBT Financial Corporation with respect to the SCBT Financial Corporation Incentive Stock Option Plan of 1996, the Registration Statement on Form S-8 (File No. 333-33092) filed by SCBT Financial Corporation with respect to the SCBT Financial Corporation 1999 Stock Option Plan, the Registration Statement on Form S-8 (File No. 333-90014) filed by SCBT Financial Corporation with respect to the SCBT Financial Corporation Employee Stock Purchase Plan, the Registration Statement on Form S-8 (File No. 333-115919) filed by SCBT Financial Corporation with respect to the SCBT Financial Corporation Stock Incentive Plan, and the Registration Statement on Form S-8 (file No. 333-86922) and the Registration Statement on Form S-8 (file No. 333-103707), filed by SCBT Financial Corporation with respect to certain Restricted Stock Agreements.



                                      /S/ J. W. Hunt and Company, LLP
                                      -----------------------------------------
                                      J. W. Hunt and Company, LLP

Columbia, South Carolina
March 14, 2005